Exhibit 99.1

The Global Power Company	NEWS RELEASE
Media Contact: Robin Pence 703-682-6552
Investor Contact: Scott Cunningham 703-682-6336

AES REPORTS CONTINUED GROWTH IN FIRST QUARTER
Revenue increases 17%; Diluted EPS from Continuing Operations up 67%

ARLINGTON, VA., May 5, 2005 –The AES Corporation (NYSE:AES) today reported strong first quarter results with income from continuing operations of $133 million and diluted earnings per share of $0.20 in 2005 compared to $74 million and diluted earnings per share of $0.12 in the first quarter of 2004.  Net income of $133 million and diluted earnings per share of $0.20 for 2005 represents an increase of $85 million from $48 million and diluted earnings per share of $0.08 in the prior year. Adjusted earnings per share* were $0.17 per share for the first quarter of 2005 and 2004. The table below summarizes key financial measures for the first quarter of 2005 and 2004.

($ in millions except per share data)	First Quarter 2005	First Quarter 2004	% Change

Revenue	$2,645	$2,257	17%

Gross Margin	$782	$680	15%

Operating Income	$733	$632	16%

Income from Continuing Operations	$133	$74	80%

Net Income	$133	$48	177%

Diluted Earnings Per Share from Continuing Operations	$0.20	$0.12	67%

Adjusted Earnings Per Share *	$0.17	$0.17	0%

Net Cash Provided by Operating Activities	$520	$402	29%

* Adjusted earnings per share, (a non-GAAP financial measure), excludes from diluted earnings per share from continuing operations the effects of gains or losses from mark-to-market accounting adjustments related to derivatives, certain foreign currency transaction gains and losses, significant impacts from net asset disposals or impairments and early retirements of recourse debt. See the attached Reconciliation of Adjusted Earnings Per Share.

“We’ve started the year on a strong operating note.  Our businesses continued to deliver solid performance improvement during the first quarter with all four segments reporting significant increases in revenue and an AES-wide increase in gross margin of $102 million, a 15% increase over 2004”, said Paul Hanrahan, President and Chief Executive Officer.  “Additionally, in our contract generation segment, we completed the acquisition of SeaWest. We also finalized the Power Purchase Agreement and obtained a support letter from the Bulgarian government for AES to develop, construct and operate the 600 megawatt lignite fired Maritza power project.”

Consolidated Financial Highlights

Consolidated key financial highlights for the first quarter of 2005 as compared to the first quarter of 2004 are summarized below:

•                  Revenue increased 17% in the first quarter of 2005 with increases in all segments, with particularly strong revenues reported by our large utility business in Brazil (Eletropaulo). Excluding the estimated impact of foreign currency translation, revenues would have increased by 14%.

•                  Gross margin increased 15% driven largely by higher revenues. Gross margin as a percent of sales declined slightly from 30.1% in 2004 to 29.6% in 2005 due to higher fuel costs at our Argentina and Chile businesses, the delay in the tariff increase for our Venezuelan utility partially offset by higher margin earnings from Eletropaulo.

•                  Interest expense declined $26 million to $467 million from $493 million in 2004 reflecting lower hedge related costs and the benefits of debt retirement at the parent company, partially offset by additional interest on debt related to new projects.

•                  Income tax expense increased as a result of higher earnings and an increase in our effective tax rate from 32% in 2004 to an estimated 36% in 2005. The estimated rate increase is due to increases in the local taxes imposed on our foreign businesses.

•                  Income from continuing operations increased 80% to $133 million from $74 million in 2004 due to better operating performance and lower net interest expense, partially offset by increases in minority interest expense related to higher earnings at Eletropaulo.

•                  Diluted earnings per share from continuing operations increased from $0.12 in 2004 to $0.20 in 2005.

•                  Adjusted earnings per share remained consistent at $0.17 in 2005. Despite the increase in our effective tax rate and higher minority interest expense, improved performance was driven by a 15% increase in gross margin amounts for the first quarter of 2005.

•                  Net cash from operating activities of $520 million increased $118 million from $402 million in 2004.  Higher year over year earnings, proceeds from the termination of a foreign currency hedge and stable working capital levels contributed to the increase.

•                  Maintenance capital expenditures were $124 million compared to $122 million in the first quarter of 2004. Free cash flow, (a non-GAAP financial measure), defined as net cash from operating activities less maintenance capital expenditures was $396 million in 2005 versus $280 million during the same period in 2004.

Segment Financial Highlights

Segment key financial highlights for the first quarter of 2005 compared to the prior year period are summarized below:

•                  The Large Utilities segment, with 38% of consolidated revenue, increased its revenue by 23% to $1,007 million from $818 million in 2004. Excluding the estimated impacts of foreign currency translation, revenues would have increased 18% for the first quarter of 2005 versus 2004. Gross margin of $252 million increased by 30% from $194 million for the same period in 2004.  Revenue increases were due to improvements in tariffs, including the final realization of prior year tariff increases in Brazil related to lost margin during the 2002 rationing period, favorable foreign currency translation impacts and demand. Gross margin as a percent of sales increased to 25.0% from 23.7% primarily as a result of revenue increases in the quarter, partially offset by higher purchased electricity and other fixed costs and the delay in the Venezuelan tariff increase.

•                  The Growth Distribution segment, with 14% of consolidated revenue, increased its revenue by 14% to $374 million from $328 million in 2004. Excluding the estimated impacts of foreign currency translation, revenues would have increased 9% for the first quarter of 2005 versus 2004. Gross margin of $73 million increased 16% from $63 million for the same period in 2004. Revenue increases were driven by improvements in tariffs, foreign currency translation impacts and demand. Gross margin as a percent of sales increased slightly to 19.5% from 19.2% primarily as a result of revenue growth in the quarter that was substantially offset by increased variable costs, including purchased electricity costs.

•                  The Contract Generation segment, with 37% of consolidated revenue, experienced an increase in its revenue of 13% to $985 million from $868 million in 2004 due to higher energy pricing, increased volumes and favorable foreign currency translation impacts.  Excluding the estimated impacts of foreign currency translation, revenues would have increased 11% for the first quarter of 2005 versus 2004. Gross margin of $393 million increased 9% from $359 million. Increases were due to energy pricing gains and increased volumes.  Gross margin as a percent of sales declined to 39.9% in the first quarter of 2005 from 41.4% in 2004 primarily due to higher priced fuel sources in our Chilean business caused by Argentina gas restrictions, increased purchased electricity costs in our Chilean business, as well as decreased contractual capacity payments at one plant in North America.

•                  The Competitive Supply segment, with 11% of consolidated revenue, increased its revenue by 15% to $279 million from $243 million in 2004. Revenues increased due to higher production volumes, higher realized prices and favorable foreign currency translation impacts.  Excluding the estimated impacts of foreign currency translation, revenues would have increased 13% for the first quarter of 2005 versus the same quarter in 2004. Gross margin remained at $64 million, similar to the prior year.  Gross margin as a percent of sales declined to 22.9% in the first quarter of 2005 from 26.3% in 2004 primarily due to higher fuel costs in our Argentine plants and forced outages in our New York plants.

Outlook

AES reaffirmed its 2005 financial guidance which includes diluted earnings per share from continuing operations of $0.76 with adjusted earnings per share of $0.83. The difference is attributable to expected effects from foreign currency transactions, recourse debt retirement, and derivatives mark-to-market accounting. The operating scenario underlying this guidance assumes a number of market factors, including foreign exchange rates, commodity prices, interest rates, tariff increases, new investments, as well as other significant factors which could make actual results vary from the guidance.  Additional guidance elements are presented in the company’s First Quarter 2005 Financial Review Presentation.

About AES

AES is a leading global power company, with 2004 sales of $9.5 billion. AES operates in 27 countries, generating 44,000 megawatts of electricity through 120 power facilities and delivers electricity through 15 distribution companies. Our 30,000 people are committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact media relations at media@aes.com.

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Attachments: Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation of Adjusted Earnings per Share, and Parent Financial Information.

Conference Call Information: AES will host a conference call today to discuss these results. The call will be held at 10:00 am Eastern Daylight Time (EDT). The call may be accessed via a live webcast which will be available at www.aes.com or by telephone in listen-only mode at 1-800-938-0653. International callers should dial 1-973-935-2408. Please call at least ten minutes before the scheduled start time. You will be requested to provide your name, e-mail address, and affiliation. The AES First Quarter 2005 Financial Review presentation will also be available at www.aes.com. This presentation includes a summary of AES forward-looking financial guidance.

A replay of the conference call will be available at www.aes.com and by telephone at 1-877-519-4471, using reservation number 5836200 followed by the pound key (#). International callers should dial 1-973-341-3080 and use the same reservation number. The telephonic replay will be available from 12:00 pm EDT on Thursday, May 5 until Thursday, May 19, 2005. A replay at www.aes.com will be available shortly after the completion of the call.

Safe Harbor Disclosure:  This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to continued normal levels of operating performance and electricity demand at our distribution companies and operational performance at our contract generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth in investments at normalized investment levels and rates of return consistent with prior experience. Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to the risks discussed under the caption “Cautionary Statements and Risk Factors” in AES’s 2004 annual report on Form 10-K.  Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business.  AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Quarter Ended March 31,
($ in millions, except per share amounts)	2005	2004

Revenues	$2,645	$2,257
Cost of sales	(1,863)	(1,577)
GROSS MARGIN	782	680

General and administrative expenses	(49)	(48)

OPERATING INCOME	733	632

Interest expense	(467)	(493)
Interest income	86	69
Other nonoperating expense, net	(15)	(14)
Foreign currency transaction losses	(12)	(8)
Loss on sale of investments	—	(1)
Equity in earnings of affiliates	25	16

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	350	201

Income tax expense	(126)	(64)
Minority interest expense, net	(91)	(63)

INCOME FROM CONTINUING OPERATIONS	133	74

Loss from operations of discontinued components (net of income tax expense of $0 and $2, respectively)	—	(26)

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	133	48

Cumulative effect of accounting change	—	—

NET INCOME	$133	$48

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.20	$0.12
Discontinued operations	—	(0.04)
Cumulative effect of accounting change	—	—
Total	$0.20	$0.08

Diluted weighted average shares outstanding (in millions)	660	633

AES CORPORATION

SEGMENT INFORMATION (unaudited)

	Quarter Ended March 31,
($ in millions)	2005	2004

BUSINESS SEGMENTS

REVENUES
Large Utilities	$1,007	$818
Growth Distribution	374	328
Contract Generation	985	868
Competitive Supply	279	243

Total revenues	$2,645	$2,257

GROSS MARGIN
Large Utilities	$252	$194
Growth Distribution	73	63
Contract Generation	393	359
Competitive Supply	64	64

Total gross margin	$782	$680

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
Large Utilities	$153	$117
Growth Distribution	45	31
Contract Generation	252	190
Competitive Supply	53	55
Corporate	(153)	(192)

Total income before income taxes and minority interest	$350	$201

GEOGRAPHIC SEGMENTS

REVENUES
North America	$540	$546
Caribbean	403	391
South America	1,192	879
Europe/Africa	309	274
Asia	201	167

Total revenues	$2,645	$2,257

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
North America	$114	$118
Caribbean	55	61
South America	190	92
Europe/Africa	79	57
Asia	65	65
Corporate	(153)	(192)

Total income before income taxes and minority interest	$350	$201

AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions)	March 31, 2005	December 31, 2004

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,555	$1,396
Restricted cash	334	395
Short term investments	57	153
Accounts receivable, net of reserves of $322 and $303, respectively	1,547	1,575
Inventory	413	418
Receivable from affiliates	7	8
Deferred income taxes - current	193	187
Prepaid expenses	116	93
Other current assets	674	713
Current assets of held for sale and discontinued businesses	—	—
Total current assets	4,896	4,938

PROPERTY, PLANT AND EQUIPMENT
Land	783	788
Electric generation and distribution assets	22,463	22,434
Accumulated depreciation and amortization	(5,530)	(5,353)
Construction in progress	1,107	919
Property, plant and equipment, net	18,823	18,788

OTHER ASSETS
Deferred financing costs, net	496	513
Investment in and advances to affiliates	684	655
Debt service reserves and other deposits	678	737
Goodwill, net	1,422	1,378
Deferred income taxes - noncurrent	798	813
Long-term assets of held for sale and discontinued businesses	—	—
Other assets	1,866	1,910
Total other assets	5,944	6,006

TOTAL ASSETS	$29,663	$29,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,106	$1,143
Accrued interest	409	336
Accrued and other liabilities	1,686	1,583
Current liabilities of held for sale and discontinued businesses	—	—
Recourse debt-current portion	146	142
Non-recourse debt-current portion	1,748	1,618
Total current liabilities	5,095	4,822

LONG-TERM LIABILITIES
Non-recourse debt	11,435	11,813
Recourse debt	5,016	5,010
Deferred income taxes	729	685
Long-term liabilities of held for sale and discontinued businesses	—	—
Pension liabilities	869	891
Other long-term liabilities	3,108	3,261
Total long-term liabilities	21,157	21,660

Minority Interest	1,663	1,605

STOCKHOLDERS’ EQUITY
Common stock	7	7
Additional paid-in capital	6,368	6,341
Accumulated deficit	(680)	(813)
Accumulated other comprehensive loss	(3,947)	(3,890)
Total stockholders’ equity	1,748	1,645

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,663	$29,732

AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	March 31,
($ in millions)	2005	2004

OPERATING ACTIVITIES
Net income	$133	$48
Adjustments:
Depreciation and amortization of intangible assets	224	200
Other non-cash charges	153	226
Increase in working capital	(84)	(78)
Changes in other assets and liabilities	94	6
Net cash provided by operating activities	520	402

INVESTING ACTIVITIES
Property additions	(271)	(190)
Proceeds from the sale of assets	3	27
Sale of short-term investments	430	392
Purchase of short-term investments	(330)	(428)
Acquisitions, net of cash acquired	(85)	—
Decrease (increase) in restricted cash	67	(435)
Decrease (increase) in debt service reserves and other assets	27	(4)
Other investing	(7)	7
Net cash used in investing activities	(166)	(631)

FINANCING ACTIVITIES
Borrowings under the revolving credit facilities	10	—
Issuance of non-recourse debt and other coupon bearing securities	416	1,133
Repayments of non-recourse debt and other coupon bearing securities	(586)	(1,473)
Payments for deferred financing costs	(1)	(40)
Dividends to minority interests, net	(21)	(8)
Issuance of common stock, net	8	2
Other financing	(2)	(1)
Net cash used in financing activities	(176)	(387)
Effect of exchange rate changes on cash	(19)	(15)

Total increase (decrease) in cash and cash equivalents	159	(631)
Decrease in cash and cash equivalents of discontinued operations and businesses held for sale	—	(1)
Cash and cash equivalents, beginning	1,396	1,727
Cash and cash equivalents, ending	$1,555	$1,095

AES CORPORATION

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE (1)  (unaudited)

	Quarter Ended March 31,
($ per share)	2005	2004

Adjusted Earnings Per Share	$0.17	$0.17

FAS 133 Mark-to-Market Gains/(Losses) (2)	—	(0.05)
Currency Transaction Gains/(Losses)	0.03	0.01
Net Asset Gains/(Losses and Impairments)	—	—
Debt Retirement Gains/(Losses)	—	(0.01)

Diluted EPS From Continuing Operations	$0.20	$0.12

(1)                                  Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses associated with (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction impacts on the net monetary position related to Brazil, Venezuela, and Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) early retirement of recourse debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance.  Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, currency transaction gains or losses, periodic strategic decisions to dispose of certain assets which may influence results in a given period, and the early retirement of corporate debt.

(2)                                  The Quarter Ended March 31, 2004 includes $(0.03) related to Chile debt restructuring costs included in interest expense.

The AES Corporation

Parent Financial Information

Parent only data: last four quarters
($ in millions)
	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2005 Actual	December 31, 2004 Actual	September 30, 2004 Actual	June 30, 2004 Actual
Subsidiary distributions to Parent	$977	$991	$953	$1,056
Net distributions to/(from) QHCs (1)	18	13	29	24
Subsidiary distributions	995	1,004	982	1,080

Returns of capital distributions to Parent	115	116	130	219
Net returns of capital distributions to/(from) QHCs (1)	11	11	12	(6)
Returns of capital distributions	126	127	142	213

Combined distributions & return of capital received	1,121	1,131	1,124	1,293
Less: combined net distributions & returns of capital to/(from) QHCs (1)	(29)	(24)	(41)	(18)
Total subsidiary distributions & returns of capital to Parent	$1,092	$1,107	$1,083	$1,275

Parent only data: quarterly
($ in millions)
	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2005 Actual	December 31, 2004 Actual	September 30, 2004 Actual	June 30, 2004 Actual
Subsidiary distributions to Parent	$190	$286	$209	$292
Net distributions to/(from) QHCs (1)	5	(9)	12	10
Subsidiary distributions	195	277	221	302

Returns of capital distributions to Parent	2	3	110	—
Net returns of capital distributions to/(from) QHCs (1)	—	—	11	—
Returns of capital distributions	2	3	121	—

Combined distributions & return of capital received	197	280	342	302
Less: combined net distributions & returns of capital to/(from) QHCs (1)	(5)	9	(23)	(10)
Total subsidiary distributions & returns of capital to Parent	$192	$289	$319	$292

Liquidity (2)
($ in millions)

	Balance at
	March 31, 2005 Actual	December 31, 2004 Actual	September 30, 2004 Actual	June 30, 2004 Actual
Cash at Parent	$256	$287	$525	$310
Availability under revolver	218	352	325	331
Cash at QHCs (1)	3	4	13	15
Ending liquidity	$477	$643	$863	$656

(1)  The cash held at qualifying holding companies (QHCs) represents cash sent to subsidiaries of the company domiciled outside the US.  Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the parent company.  Cash at those subsidiaries was used for investment and related activities outside the US.  These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US.  Since the cash held by these qualifying holding companies is available to the parent, AES uses the combined measure of subsidiary distributions to parent and qualified holding companies as a useful measure of cash available to the parent to meet its international liquidity needs.

(2)  AES believes that unconsolidated parent company liquidity is important to the liquidity position of AES as a Parent company because of the non-recourse nature of most of AES’s indebtedness.